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                                                                  EXHIBIT (5)(e)

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[LOGO] AIG AMERICAN GENERAL                                                Single Premium Immediate Variable Annuity

                                                                                               CUSTOMER SERVICE FORM

                                                                             Complete and return to: SPIA Operations
 American General Life Insurance Company (AGL)                           P.O. Box 3018, Houston, TX 77253-3018, 2-D1
 A member company of American International Group, Inc.                          (888) 438-6933 . (713) 620-3139 Fax
 Houston, TX
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Instructions: Please type or print in black ink. Refer to the contract prospectus and your contract for additional information.

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1.   Contract Identification       Indicate change or request desired below.

     Contract #:____________________________  Annuitant: _______________________

     Contract OWNER(S): ________________________________________________________

     Address: __________________________________________________________________

     [ ] CHECK
     HERE IF
     CHANGE OF
     ADDRESS  __________________________________________________________________

     S.S. No. or Tax I.D. No.: ____/_____/_____  Phone Number: (____)___________

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2.   Name Change

     [ ] Annuitant*     [ ] Beneficiary*      [ ] Owner(s)*  (*DOES NOT CHANGE ANNUITANT, BENEFICIARY OR OWNERSHIP
                                                              DESIGNATION.)

     FROM (FIRST, MIDDLE, LAST)               TO (FIRST, MIDDLE, LAST)

     Reason:            [ ] Marriage          [ ] Divorce       [ ] Correction   [ ] Other(ATTACH CERTIFIED COPY OF
                                                                                     COURT ORDER)

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3.   Correct Age                   Use this section to correct the age of any Annuitant covered under this contract. Proof of the correct date of birth must accompany this request.

     Name of Annuitant for whom this correction is submitted: _____________________________________________________

     Correct DOB:_______/________/________

     Type of proof submitted: [ ] Certified copy of Birth Certificate [ ] Copy of Driver's License [ ] Other: _____

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4.   Social Security Change        Use this section to correct the Social Security Number of any person covered under this contract.

     Name of Insured for whom this correction is submitted: _______________________________________________________

     Correct Social Security Number: _______/________/________

     Under penalties of perjury, I certify: (1) that the Social Security Number
     (SSN) or taxpayer identification number is correct as it appears on the application; and (2) that I am not subject to backup withholding under
     Section 3406(a)(1)(C) of the Internal Revenue Code; and (3) I am a U.S. person (including a U.S. resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. You must cross out item (2) if you are subject to backup withholding and cross out item (3) if you are not a U.S. person (including a U.S. resident alien).

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AGLC101319                         PAGE 1 OF 2

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5.   Tax Withholding -- Periodic Payments

     Annuity payments may be subject to Federal and State income tax withholding. If you elect not to have withholding apply to your payments, or if you do not have enough Federal and State income tax withheld, you may be responsible for payment of estimated tax. You may incur tax penalties if your withholding and estimated tax payments are not sufficient. You may revoke your withholding election at any time by completing a new W4-P and returning it to AGL. If a W4-P is not included or withholding is not indicated below, Federal withholding will be for filing as a married person claiming three (3) withholding allowances until revoked by the Owner.

     Federal Tax Withholding:

          [ ]  Do Not withhold Federal Income Tax
          [ ]  Do withhold Federal Income Tax based on this information:
               Allowances _____________ Marital Status _____________ or $ _____________

     State Tax Withholding (if applicable):
          [ ]  Do Not withhold State Income Tax
          [ ]  Do withhold State Income Tax: $ _____________ or _____________ %

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6.   Tax Withholding -- Non-Periodic Withdrawals

     Non-Periodic Withdrawals may be subject to Federal and State income tax withholding. If you elect not to have withholding apply to your withdrawals, or if you do not have enough Federal and State income tax withheld, you may be responsible for payment of estimated tax. You may incur tax penalties if your withholding and estimated tax payments are not sufficient. You may revoke your withholding election at any time by completing a new W4-P and returning it to AGL. If a W4-P is not included or withholding is not indicated below, Federal withholding will be 10%.

     Federal Tax Withholding:
          [ ]  Do Not withhold Federal Income Tax
          [ ]  Do withhold Federal Income Tax based on this information:
               Allowances _____________ Marital Status _____________ or $ _____________

     State Tax Withholding (if applicable):
          [ ]  Do Not withhold State Income Tax
          [ ]  Do withhold State Income Tax: $_____________ or _____________ %

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7.   Telephone Authorization

     I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions to transfer values among the variable divisions and the Fixed Account Division. Please check the applicable box(es) below.

          [ ]  Contract Owner(s)

          [ ] Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my contract.

     AGL will not be responsible for any claim, loss or expense based upon telephone instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my SPIA immediate variable annuity contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

     Signed at: _____________________________________      Date: __________________________
                City                    State

                X____________________________________      X_______________________________________________________
                 Signature of Owner                        Signature of Joint Owner (if applicable)

                This Authorization is for
                Contract Number _____________________

     ** This section is not applicable for Immediate Fixed Annuity Contracts.

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8.   Affirmation/Signature

     CERTIFICATION: Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code. The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

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               DATE                           SIGNATURE OF CONTRACT OWNER(S)

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AGLC101319                        PAGE 2 OF 2